                    BY - LAWS

                      OF

             Sloan Electronics, Inc.

ARTICLE I

1. Share Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered, representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Delaware, the holder's name, the number and class of shares, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law.

They shall be signed by the President or a vice-president and either the Secretary or Assistant Secretary or such other Officer or Officers as the Board of Directors designates, and may be sealed with the Seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof.

             Shares both treasury and authorized but unissued may be issued for such consideration (not less than par value) and to such persons as the Board of Directors determines from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. In addition, Shares shall not be issued or transferred until such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.


2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may, when necessary or desirable in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations, issue a fraction of a share, make arrangements or provide reasonable opportunity for any person entitled to a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the corporation or its agent, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the corporation in the event of liquidation.

The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable. Such conditions shall be stated or fairly summarized on the face of the certificate.

3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these By-Laws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The corporation shall refuse to register any transfer of securities unless made in accordance with the registration or exemptive provisions of the Securities Act, or in accordance with Regulation S.

4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be head on the date fixed from time to time by the directors except when the General Corporation Act confers the right to call a special meeting upon the shareholders.

- PLACE.    Annual meetings and special meetings
shall be held at Croton-on-Hudson, NY or at such place within or without the State of Florida as shall be stated in the notice of any such meeting.

- CALL. Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one-tenth of the shares.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the General Corporation Act) nor more than sixty days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Act. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given each shareholder of record on the new record date. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of the meeting, except where the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

- VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by, each. Such list, f or a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation in the State of Florida, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

- CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board ' if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. Every shareholder or his duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be signed by the shareholder or by. his duly authorized attorney-in-fact, and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy. Except as may otherwise be provided by the General corporation Act, any proxy may be revoked.

- QUORUM.  A majority of the shares shall constitute a quorum.

- VOTING. Except as the General Corporation Act, the Articles of Incorporation, or these By-Laws shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders. After a quorum has been established at a shareholders I meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

7. WRITTEN ACTION. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation. Less than all shareholders may act in like manner upon compliance with the provisions of Section 607.394 of the General Corporation Act.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its Board of Directors. The Board may fix the compensation of directors.

2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Florida. The initial Board of Directors shall consist of one (amended to five 9/95) persons, which is the number of directors fixed in the Articles of Incorporation, and which shall be the fixed number of directors until changed. The number of directors may be increased or decreased by an amendment of these By-Laws or by the directors or shareholders, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The number of directors shall never be less than one. The full Board of Directors shall consist of the number of directors fixed herein.

3. ELECTION AND TERM. The initial Board of Directors shall consist of the directors named in the Articles of Incorporation, each of whom shall hold office until the first annual meeting of shareholders and until his successor has been elected and qualified or until his earlier resignation, removal from office or death. Thereafter, each director who is elected at an annual meeting of shareholders, and any director who is elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor has been elected and qualified or until his earlier resignation, removal from office or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies created by reason of an increase in the number of directors, and including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders" may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists.

4. MEETINGS.

- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE. Meetings shall be held at such place within or without the State of Florida as shall be fixed by the Board.

- CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by the Chairman of the Board, if any,, the Vice Chairman of the Board, if any, or the President, or by any two directors.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed.' Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice or waiver of notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

- QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum except as may be otherwise provided in the Articles of Incorporation. Except as herein otherwise provided, and except as may be otherwise provided by the General Corporation Act or the Articles of Incorporation, the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present.

Members of the Board of Directors may participate in a meeting of said Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall be deemed to constitute presence in person at a meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

- CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, the entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the shareholders holding at least a majority of the shares. In case the entire Board or any one or more directors be so removed, new directors may be elected at the same meeting.

6. COMMITTEES. Whenever the number of directors shall consist of three or more, the Board of Directors, may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors except such authority as may not be delegated under the General Corporation Act.

7. WRITTEN ACTION. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of a committee thereof, if any, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the directors or all of the members of the committee, as the case may be.

 8.   INDEMNIFICATION.

    (a) The Corporation shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Delaware law, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Corporation to indemnify such persons shall include, but not be limited to, the authority of the Corporation to enter into written agreements for indemnification with such persons.

(b) Subject to the provisions of the General Corporation Law of Delaware and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

(1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;

(2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(3) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Directors office; or

(4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.


ARTICLE III
OFFICERS
The corporation shall have a President, a Secretary, and a Treasurer, each of whom shall be elected by the directors from time to time, and may have one or more Vice Presidents and such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.


ARTICLE IV

REGISTERED OFFICE AND AGENT - SHAREHOLDERS RECORD

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation, whose address is the same as that of the registered office is set forth in the original articles of incorporation.

The corporation shall keep at its registered office in the State of Florida or at its principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each shareholder and shall keep on file at said registered office the voting list of shareholders for a period of at least ten days prior to any meeting of shareholders.

ARTICLE V
CORPORATE SEAL
The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI
FISCAL YEAR
The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BY-LAWS

The Board of Directors shall have power to adopt, alter, amend or repeal the By-Laws. Any provisions for the classification of directors for staggered terms shall be authorized by the Articles of Incorporation or by specific provisions of a By-Law adopted by the shareholders. By-Laws adopted by the Board of Directors or by the shareholders may be repealed or changed and new By-Laws may be adopted by the shareholders. The shareholders may prescribe in any By-Law made by them that such By-Law shall not be altered, amended or repealed by the Board of Directors.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the By-Laws of Sloan Electronics Inc., a corporation of the State of Delaware, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.
Dated: 7/22/98
/s/ Larry Provost
Secretary

(SEAL)


                                            AMMENDMENT:

SHAREHOLDERS' RESOLUTION TO AMMEND BYLAWS

Sloan Electronics, Inc.


RESOLVED:       The Bylaws of of Sloan Electronics, Inc. known as
Article II be amended to allow for 5 members to the Board of Directors.

The undersigned, Larry Provost, certifies that I am the duly appointed Secretary of Sloan Electronics, Inc. Corporation and that the above is a true and correct copy of a resolution duly adopted at a Meeting of the shareholders thereof, convened and held in accordance with law and the Bylaws of said Corporation on Dec. 9, 1995, and that such resolution is now in full force and effect.
IN WITNESS THEREOF, I have affixed my name as Secretary
of      Sloan Electronics, Inc.  Corporation and have attached the seal of Sloan Electronics, Inc.  Corporation to this resolution.
Dated:Dec. 9, 1995
/s/ Larry Provost
Secretary
(SEAL)

                                        AMMENDMENT:

SHAREHOLDERS' RESOLUTION
ON BOARD OF DIRECTORS' AUTHORITY TO AMEND BYLAWS
Sloan Electronics, Inc.

RESOLVED, that the Board of Directors of Sloan Electronics, Inc. Corporation is hereby granted the authority to amend, alter, add to, repeal, rescind or change in any other way any and all of the Bylaws of this Corporation as the Board of Directors shall deem fit and proper, and such authority shall not require either any action or consent by of from the shareholders of the Sloan Electronics, Inc. Corporation; and it is
FURTHER RESOLVED, that the shareholders are to retain the right to revoke the above grant of authority to the directors. Such revocation shall be made by a resolution adopted by the holders of a majority of the Sloan Electronics, Inc. Corporation's stock entitled to vote at a duly convened meeting of shareholders. Unless and until such revocation action is taken by the shareholders, the shareholders shall not exercise their power, under Article VII of the Bylaws to amend, alter, add to, repeal, rescind or change in any way the Bylaws of the Sloan Electronics, Inc. Corporation.

The undersigned, Larry Provost, certifies that I am the duly appointed Secretary of Sloan Electronics, Inc. Corporation and that the above is a true and correct copy of a resolution duly adopted at a Meeting of the shareholders thereof, convened and held in accordance with law and the Bylaws of said Corporation on Dec. 9, 1995, and that such resolution is now in full force and effect.
IN WITNESS THEREOF, I have affixed my name as Secretary of Sloan Electronics, Inc. Corporation and have attached the seal of Sloan Electronics, Inc. Corporation to this resolution.
Dated:Dec. 9, 1995
/s/ Larry Provost

Secretary

(SEAL)